STOCK PURCHASE AGREEMENT

THIS AGREEMENT made as of this 8th day  of  December, 2008, by and among Mary Passalaqua of 106 Glenwood Drive S., Liverpool, NY 13090 ("Seller"), Xiqun Yu of 58 Heng Shan Road, Kun Lun Shopping Mall, Harbin, the People’s Republic of China 150090  (“Buyer”) and Tia I, Inc., a Delaware corporation with a principal address of 7325 Oswego Road, Liverpool, NY 13090 (the “Company”) (Buyer, Seller and Company each a “Party” and collectively the “Parties”.)

W I T N E S S E T H:

WHEREAS, Seller is the owner of One Million (1,000,000) shares of common stock, par value $0.0001, of Tia I, Inc. (the “Shares”); and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Shares upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.           PURCHASE AND SALE OF THE SHARES.

Purchase and Sale.  Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), Seller agrees to sell, issue, transfer and deliver the Shares to Buyer and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2.           CONSIDERATION.

Purchase Price.  The purchase price for the Shares (the "Purchase Price") shall be Buyer's payment of Twenty Five Thousand Dollars ($25,000) to Seller.

3.           CLOSING.

3.1           Time and Place of Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at a location to be mutually agreed by the parties, at the date first set forth above (hereinafter the "Closing Date").

3.2           Delivery by Seller.  Seller shall deliver to Buyer, (i) stock certificate(s) representing the Shares and executed stock power(s) or other documents satisfactory to Buyer permitting transfer to Buyer of the Shares, (ii) a fully executed copy of this Agreement and (iii) a letter of resignation from Seller as director and officer of the Company.  Additionally, Seller shall also cause the Board of Directors of Tia I, Inc. to execute a resolution approving the execution and consummation of this Agreement, appointment of Mr. Xiqun Yu to the Board of Directors and as the Company’s new Chief Executive Officer, Chief Financial Officer and Secretary and accepting the aforesaid resignation of Seller as officer and director of the Company with effect from the date of Closing. Seller shall also deliver to Buyer, to the extent reasonable available to Seller, original and/or true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

3.3           Delivery by Buyer.  Upon receipt of the Shares and documents in Section 3.2 above, Buyer shall wire Seller the sum of Twenty Five Thousand Dollars ($25,000) to Seller’s designated bank account and/or shall pay or cause the payment of the Purchase Price in such other manner to be agreed upon by Buyer and Seller and deliver to Seller a fully executed copy of this Agreement.

4.           REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby represents and warrants to Buyer as follows:

4.1           Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware, and is qualified in no other state.

4.2           No Violation. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Seller is subject,  (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which she is bound, or to which any of her assets is subject; or (iii) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Seller’s assets, including without limitation the Shares.

4.3           Enforceability. This Agreement and any other agreement executed by Seller in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Seller, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

4.4           Authorized Capital. The authorized capital stock of the Company consists of Two Hundred and Fifty Million (250,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”) and Ten Million shares of preferred stock, par value $0.0001 per share (“Preferred Stock), One Million (1,000,000) shares of Common Stock are validly issued and outstanding, fully paid and non-assessable.  The Shares have been validly issued, are fully paid and non-assessable, and are owned beneficially and of record by Seller free and clear of all free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, except any restrictions under applicable federal and state securities laws, and Seller has not previously entered into any agreement or commitment for the sale of all or part of the Shares or otherwise conveyed or encumbered Seller’s interest (voting or otherwise) with respect to the Shares.  The Seller has the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good, marketable and valid title to the Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.

4.5           No Default. Seller is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Seller is a party or by which Seller’s properties, assets or rights are bound or affected.  No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Seller is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  Seller is not subject to any obligation or restriction of any kind or character, nor are there any event or circumstance relating to Seller that would prevent or make burdensome Seller’s performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.6           Seller Power; Authority. Seller has full power and authority to sell and transfer the Shares to Buyer without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person including, but not limited to, other stockholders of the Company.

4.7           Company Power; Authority. The Company has the corporate power, authority and capacity to carry on its business as presently conducted, except where the failure to do so would not result in a material adverse effect upon the Company.

4.8           Delivery of Certificate of Incorporation and By-laws. The Seller has heretofore delivered to the Buyer true and complete copies of the Company’s Certificate of Incorporation, as amended and By laws, each as currently in effect.

4.9           Non-Violation of Certificate of Incorporation and By-laws. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-laws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or the Seller is a party to or by which the Company or the Seller is bound.

4.10           Nature of Certificate(s). The certificate(s) representing the Shares delivered pursuant to this Agreement are subject to certain trading restrictions imposed by the Securities Act of 1933, as amended (“Securities Act”) and applicable state securities or “blue sky” laws.

4.11           No Liabilities. The Company has no outstanding liabilities or obligations to any party except as reflected on the its Form 10-Q for the quarter ended June 30, 2008, other than charges since such date occurred in the ordinary course of business, all of which will be discharged prior to or at the Closing so that, at the Closing, the Company will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

4.12           No Pre-emptive Rights. At Closing, no person has any pre-emptive rights or any other rights to acquire any Shares that have not been waived or exercised.

4.13           No Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the best knowledge of Seller, currently threatened against Seller that may affect the validity of this Agreement or the right of Seller to enter into this Agreement  or to consummate the transactions contemplated hereby or thereby.  There is no Action pending or, to the best knowledge of Seller, currently threatened against Seller before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Seller.  Seller is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by Seller relating to Seller currently pending or which Seller intends to initiate.

4.14           Accuracy of Representations and Warranties.  None of the representations and warranties made by Seller contained in this Agreement, nor in any statement, document, certificate, schedule, list, memorandum or other writing (collectively, "Statements") furnished or to be furnished by Seller pursuant hereto, or in connection with the transactions contemplated hereby, is or will be incorrect or incomplete, or contains or will contain any untrue statement of fact, and none of such representations, warranties and Statements omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to Seller which Seller has not disclosed in this Agreement, or in an exhibit hereto, or in a statement, which adversely affects or may reasonably be expected to affect adversely the business or assets of Seller.

4.15                      Survival.  Each of the representations and warranties set forth in this Section 4 shall be deemed represented and made by Seller at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four (24) months after the date of the Closing.

5.           REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company hereby warrants to Buyer that:

5.1           Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company.  The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.  No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.  The Company has no subsidiary, and it does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign individual or entity as of the date of the Closing.

5.2           Authorized Capital.                                           The authorized capital stock of the Company consists of Two Hundred and Fifty Million (250,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”) and Ten Million shares of preferred stock, par value $0.0001 (“Preferred Stock), One Million (1,000,000) shares of Common Stock are validly issued and outstanding, fully paid and non-assessable as set forth in the Company’s Form 10-Q for the quarter ended June 30, 2008.

5.3           No Agreement to Issue or Acquire Common Stock. Other than this Agreement, the Company is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred.  The Company has not acquired any shares of Common Stock, and has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of Company Common Stock.  The Company nor any officer, director or 5% stockholder of the Company has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it granted or may have issued or granted any individual or entity any convertible security or any interest in the Company or the Company’s earnings or profits, however defined.  As used in this Agreement, the term “Convertible Securities” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Company may be issued.

5.4           No Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.  There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debt or relief proceedings are pending or threatened against the Company.

5.5           Legal Compliance. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.   References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

5.6           Tax Returns.                                The Company has properly filed all tax returns (if any) required to be filed and has paid all taxes shown thereon to be due.  All tax returns previously filed, if at all, are true and correct in all material respects.

5.7           No Liabilities. The Company has no outstanding liabilities or obligations to any party except as reflected on the Company’s Form 10-Q for the quarter ended June 30, 2008, other than charges since such date occurred in the ordinary course of business, all of which will be discharged prior to or at the Closing so that, at the Closing, the Company will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

5.8           Accuracy of Books and Records. All of the business and financial transactions of the Company have been fully and properly reflected in the books and records of the Company in all material respects and in accordance with generally accepted accounting principles consistently applied.

5.9           SEC Reports.                                The Company is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of the Company filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.   The financial statements included in the Company SEC Documents fairly present and reflect in all material respects, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Company on the balance sheet dates and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended in accordance with generally accepted accounting principles, consistently applied, except as may be otherwise specified in such financial statements or the notes thereto.  The accountants who audited the Company’s financial statements are independent, within the meaning of the Act and are a member of the PCAOB.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

5.10           No Violation. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Company’s Certificate of Incorporation or By-laws.

5.11           Representations and Warranties. All representations, covenants and warranties of the Company and Seller contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

5.12                      Survival.  Each of the representations and warranties set forth in this Section 5 shall be deemed represented and made by the Company at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four (24) months after the date of the Closing.

6.           REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER.

Buyer hereby represents, warrants and acknowledges to Seller as follows:

6.1           Investment Purposes.  Buyer is acquiring the Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Shares made in full compliance with all applicable provisions of the Securities Act of 1993 (the "Act") and the Securities Exchange Act of 1934 ("Exchange Act"), and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and that such Shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

6.2           Sophisticated Investor.  Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.

7.           POST-CLOSING COVENANTS.

7.1           Further Assurances.  After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

8.           INDEMNITY.

8.1           The Seller agrees to indemnify the Buyer, and hold it harmless from and in respect of any (i) assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees), imposed upon or incurred by the Buyer resulting from a breach of this Agreement or the covenants or conditions made by Company and or the Seller; (ii) inaccuracy in any of the representations and warranties made by Company and/or the Seller herein in this Agreement; or (iii) any and all liabilities arising out of or in connection with: (A) any of the assets of Company prior to the Closing; or (B) the operations of Company prior to the Closing.  Assertion by the Buyer to its right to indemnification under this Section 8) shall not preclude assertion by the Buyer of any other rights or the seeking of any other remedies against the Seller.

9.           Miscellaneous

9.1           Binding Effect; Benefits.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.  Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.  Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.2           Notices.  All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a)           If to the Seller, to:
Ms. Mary Passalaqua
7325 Oswego Road, Suite D,
Liverpool, NY 13090
Tel: (315) 703 9017
Fax: (315) 451 3964

(b)	If to the Buyer, to:

Mr. Xiqun Yu
c/o China Education Alliance, Inc.
58 Heng Shan Road
Kun Lun Shopping Mall,
Harbin, the People’s Republic of China 150090
Tel: 011 86 451 8233 5794

(c)           If to Tia I Inc. to:
Ms. Mary Passalaqua
7325 Oswego Road, Suite D,
Liverpool, NY 13090
Tel: (315) 703 9017
Fax: (315) 451 3964

9.3           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.4           Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

9.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

9.6           Governing Law.  This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York.  Buyer and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such New York State court, or, to the extent permitted by law, in such Federal court.  Each of the Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.  Each Party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each Party hereto certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, and acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.6.

9.7           Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

9.8           Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER: MARY PASSALAQUA /s/ Mary Passalaqua

BUYER: XIQUN YU /s/ Xiqun Yu

TIA I, INC. /s/ Mary Passalaqua By: Mary Passalaqua Title: President, Secretary and Director